SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2002

NEXTCARD, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26019 (Commission File Number)	68-0384-606 (I.R.S. Employer Identification No.)

595 Market Street, Suite 1800, San Francisco, California 94105
(Address of Principal Executive Offices) (Zip Code)

(415) 836-9700
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

On March 7, 2002, the Company and the Federal Deposit Insurance Corporation, as Receiver for NextBank, N.A., entered into a Restated and Amended Service Agreement.

On March 8, 2002, the Company terminated a number of employees, certain of whom were offered temporary employment by the
FDIC-R’s third-party contractor.

On March 12, 2002, the Company notified the NASDAQ Market System that it would not be able to comply with the NASDAQ’s ongoing listing requirements, and voluntarily requested that the Company be delisted.

A copy of the Company’s press release describing these events is attached hereto as Exhibit 99.1. .

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired.

           Not applicable.

(b)	Pro Forma Financial Information.

           Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company issued on March 12, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTCARD, INC.
(Registrant)

Date: March 12, 2002	/s/ Robert Linderman Robert Linderman General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company issued on March 12, 2002

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